UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 24, 2021

US XPRESS ENTERPRISES INC
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
□  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), approved grants of restricted Class A common stock  to the Company’s named executive officers under the Company’s Amended and Restated 2018 Omnibus Incentive Plan (the “Omnibus Plan”). The restricted stock vests in four approximately equal installments on each of March 15, 2022, 2023, 2024, and 2025, and is subject to certain vesting, forfeiture, and termination provisions.

The following table sets forth the grants to the Company’s named executive officers:

Named Executive Officer	Restricted Stock
Eric Fuller	130,344
Eric Peterson	33,994
Max Fuller	31,283
Robert Pischke	23,462
Cameron Ramsdell	16,058

On February 25, 2021, the Committee adopted a short-term cash incentive plan (the “2021 STIP”) under the Omnibus Plan. Under the 2021 STIP, participants, including the Company’s named executive officers, are eligible to earn an annual payout based on achievement relative to performance goals weighted as follows for Messrs. Eric Fuller, Peterson, Max Fuller, and Pischke: preventable accidents per million miles (10%); Variant revenue per seated truck (20%); Variant seated truck count (20%); Brokerage loads per day (20%); Dedicated adjusted operating ratio (20%); and Company consolidated adjusted operating ratio (or, in the case of Mr. Pischke, U.S. Xpress, Inc. adjusted operating ratio) (10%). For Mr. Ramsdell, the performance goals are weighted as follows: preventable accidents per million miles (10%); Variant revenue per seated truck (30%); Variant seated truck count (30%); Brokerage loads per day (15%); Dedicated adjusted operating ratio (5%); and U.S. Xpress, Inc. adjusted operating ratio (10%).

The annual target as a percentage of base salary under the 2021 STIP for each of Messrs. Eric Fuller, Peterson, Max Fuller, Pischke, and Ramsdell was set at 100%, 75%, 20%, 50%, and 60%, respectively. The participants may earn a payout of between 50% and 200% of their respective target based on the level of achievement of the performance goals, provided that the potential payout for Mr. Max Fuller is capped at 20% of his base salary.

Also, the Committee changed Mr. Ramsdell’s base salary from $350,000 to $385,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: March 2, 2021	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer and Treasurer